EXECUTION COPY

Exhibit 10.18 INTELLECTUAL PROPERTY TRANSFER AGREEMENT BY AND BETWEEN AFBS, INC. AND THERICS, LLC June 30, 2005

SCHEDULES
Schedule 1.3	Assumed IP Contracts
Schedule 1.9	Intellectual Property
Schedule 1.11	IP Consents

EXHIBITS
Exhibit 2.1(b)	Payment Agreement

(i)

Exhibit 2.3(c)	Assignment Documents
Exhibit 2.3(c)(1)	Assignment Of Inventions, Applications For Patent, And Letters Patent
Exhibit 2.3(c)(2)	Assignment of Inventions, Applications for Patent and letters Patent
Exhibit 2.3(c)(3)	Assignment and Acceptance of Trademark and Service Mark Rights
Exhibit 2.3(c)(4)	Assignment and Acceptance of Trademarks and Service Marks and Related Community Trademark Registrations
Exhibit 2.3(c)(5)	Assignment and Acceptance of Copyrights
(ii)

INTELLECTUAL PROPERTY TRANSFER AGREEMENT

                This INTELLECTUAL PROPERTY TRANSFER AGREEMENT, effective as of June 30, 2005, by and between AFBS, INC., a Virginia corporation, f/k/a Therics, Inc. (“AFBS”), and THERICS, LLC, an Ohio limited liability company (“Therics”), recites and provides as follows:

RECITALS

                WHEREAS, AFBS desires to sell the IP Assets (other than the Assumed IP Contracts) to Therics and assign the Assumed IP Contracts to Therics, and in exchange therefor, Therics desires to purchase the IP Assets (other than the Assumed IP Contracts) from AFBS and to assume the Assumed IP Contracts from AFBS, all on the terms and subject to the conditions set forth herein.

                NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it hereby is agreed that:

AGREEMENT

ARTICLE I
DEFINITIONS

                When used in this Agreement, the following terms shall have the meanings specified:

1.1.	AFBS.

“AFBS” shall have the meaning set forth in the Preamble hereof.

1.2.	Agreement.

“Agreement” shall mean this Intellectual Property Transfer Agreement, together with the Schedules and Exhibits attached hereto.

1.3.	Assumed IP Contracts.

                “Assumed IP Contracts” shall mean all of the agreements, contracts, licenses, relationships and commitments, written or oral of AFBS that are specifically listed on Schedule 1.3  attached hereto, including all of the patent, trademark, copyright, trade secret or other rights arising out of the same.

1.4.	Books and Records of IP.

“Books and Records of IP” shall mean the original copies of the books and records of AFBS that are specifically related to the IP Assets and that are in possession of AFBS.

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1.5.	Business.

“Business” shall mean the business and operations of AFBS as operated and conducted prior to and up through the Effective Time.

1.6.	Closing.

“Closing” shall mean the conference held immediately following the execution of this Agreement, on the Closing Date, at the Richmond, Virginia offices of Hunton & Williams LLP.

1.7.	Closing Date.

“Closing Date” shall mean June 30, 2005.

1.8.	Effective Time.

“Effective Time” shall mean 11:59 p.m. (Eastern Daylight Time) on the Closing Date.

1.9.	Intellectual Property.

                “Intellectual Property” shall mean all of the intangible property owned by AFBS solely or jointly with others, specifically including all patents, patent applications, inventions, trademarks (whether arising under common law or otherwise), trademark applications, trademark registrations, copyrights, copyright applications, copyright registrations, trade secrets, know-how, and similar intangible property, together with all goodwill associated therewith and related to the Business, including, but not limited to, all properties identified on Schedule 1.9  attached hereto.

1.10.	IP Assets.

                “IP Assets” shall mean the Assumed IP Contracts, the Books and Records of IP, the Intellectual Property, together with all goodwill, “going concern value” and similar intangibles associated with the Intellectual Property (to the extent such goodwill is not included in the foregoing or otherwise associated with the Business).

1.11.	IP Consents.

                “IP Consents” shall mean all consents, approvals and waivers related to the Assumed IP Contracts and the Intellectual Property required to be obtained in order to properly and legally assign or convey the same to Therics in connection with the transactions contemplated by this Agreement, such consents, approvals and waivers to be obtained by AFBS and each of which is listed on Schedule 1.11  attached hereto.

1.12.	Liens.

“Liens” shall mean any encumbrance, mortgage, charge, claim, demand, restriction, pledge, security interest or imposition of any kind or nature.

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1.13.	Payment Agreement.

“Payment Agreement” shall have the meaning set forth in Section 2.1(b).

1.14.	Post-Closing IP Liabilities.

                “Post-Closing IP Liabilities” shall mean all liabilities and obligations, whether such liabilities or obligations relate to payment, performance or otherwise, are matured or unmatured, are known or unknown, are contingent or non-contingent, are fixed or undetermined or are present, future or otherwise, that relate to the ownership, operation, use, sale, lease or licensing of the IP Assets by Therics after the Effective Time, including, but not limited to, all liabilities and obligations arising out of, or relating to any act, occurrence, performance or other event occurring after the Effective Time under the Assumed IP Contracts (but excluding any liability or obligation arising out of, or relating to the performance of or a breach under the Assumed IP Contracts which occurred prior to the Effective Time).

1.15.	Retained IP Liabilities.

                “Retained IP Liabilities” shall mean all liabilities and obligations of AFBS and the Business, including, without limitation, (i) those relating to the use of the IP Assets prior to the Effective Time, whether such liabilities or obligations relate to payment, performance or otherwise, arise before or after the Effective Time, are matured or unmatured, are known or unknown, are contingent or non-contingent, are fixed or undetermined or are present, future or otherwise, other than the Post-Closing IP Liabilities, and (ii) any liability or obligation under any Assumed IP Contract which arises out of or relates to any act, occurrence, performance or other event thereunder occurring before the Effective Time or any breach thereof by AFBS. Retained IP Liabilities, as defined above, shall specifically include any and all disputes, actions, challenges, lawsuits, claims, demands, arbitrations, and proceedings based on any conduct that constitutes the Business or the practice by Therics of this conduct, that impact or threaten to impact the Intellectual Property or the Assumed IP Contracts arising out of (i) ownership claims relating to those patent applications listed on Schedule 2.10 of the Unit Purchase Agreement for which Therics does not currently have executed assignments from all listed inventors, and (ii) infringement or validity claims based on the patent identified in Schedule 2.5 of the Unit Purchase Agreement or any reexamined version thereof.

1.16.	Tax Return.

                “Tax Return” shall mean any report, return, information statement, payee statement or other information required to be provided to any federal, state, local or foreign legislative, court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority.

1.17.	Taxes.

                “Taxes” shall mean any federal, state, local or foreign taxes, charges, levies, imposts, duties, other assessments or similar charges of any kind whatsoever, including interest, penalties and additions imposed thereon or with respect thereto.

(3)

1.18.	Therics.

“Therics” shall have the meaning set forth in the Preamble hereof.

1.19.	Transfer Agreement.

“Transfer Agreement” shall mean the Transfer Agreement by and between AFBS and Therics dated June 30, 2005.

1.20.	Unit Purchase Agreement.

“Unit Purchase Agreement” shall mean the Unit Purchase Agreement by and between AFBS, Randall R. Theken and Therics dated June 30, 2005. ARTICLE II TRANSFER

2.1.	Purchase and Sale; Assignment; Consideration.

                                 (a)             As of the Effective Time, and upon all of the terms and subject to all of the conditions, representations, warranties, and indemnifications of this Agreement and the Unit Purchase Agreement, AFBS hereby (i) sells, conveys, transfers and delivers to Therics, and Therics hereby purchases and accepts from AFBS, all of the IP Assets (other than the Assumed IP Contracts), free and clear of all Liens, and (ii) assigns to Therics, and Therics hereby assumes from AFBS, the Assumed IP Contracts.

                                 (b)             In consideration of the sale, transfer, assignment, conveyance and delivery of the IP Assets and the Assumed IP Contracts by AFBS, as of the Effective Time, Therics will execute and deliver to AFBS the Payment Agreement in the form attached hereto as Exhibit 2.1(b) (the “Payment Agreement”).

2.2.	No Assumption of Retained IP Liabilities; Post-Closing IP Liabilities.

                Therics does not and will not assume any Retained IP Liabilities hereunder or any other liability of AFBS. All of the Retained IP Liabilities and other liabilities of AFBS shall remain the sole responsibility of and shall be retained, paid, performed, satisfied and discharged solely by AFBS. Notwithstanding anything herein to the contrary, all of the Post-Closing IP Liabilities shall be the sole responsibility of Therics.

2.3.	Authorization to Record.

                                 (a)             Therics shall pay all fees and expenses related to the recordation of the assignment of the Intellectual Property contemplated herein. AFBS shall use commercially reasonable efforts to cooperate with Therics in connection with Therics’ effort to record such assignments, including performing all tasks, executing all documentation reasonably necessary, and having its employees and agents perform all tasks and execute all documentation reasonably necessary to Therics in achieving accurate and comprehensive legal recording of the Intellectual Property in Therics’ name. AFBS agrees that this Agreement shall be deemed a full legal and

(4)

formal equivalent of any assignment, consent to file, or like document that may be required in any country for any purpose regarding the subject matter hereof, as well as constituting proof of the right of Therics or its successors, assigns, or nominees to apply for patent, copyright, trademark, or design, or other protection for the Intellectual Property.

                                 (b)             To facilitate recordation of the assignment of Intellectual Property, AFBS shall deliver to Therics, at the Closing, a certificate of change of name demonstrating that, effective as of June 30, 2005, Therics, Inc. changed its corporate name to AFBS, Inc.

                                 (c)             To facilitate recordation of the assignment of Intellectual Property, AFBS shall, at the Closing, execute the Assignment documents attached hereto as Exhibit 2.3(c).

2.4.	Transfer Taxes.

                Therics shall pay all transfer, sales, recording and similar Taxes arising in connection with the transactions contemplated hereunder, whether such Taxes are imposed on AFBS or Therics. The parties shall cooperate to comply with all Tax Return requirements for such Taxes and shall provide such documentation and take such other actions as may be necessary to minimize the amount of any such Taxes.

ARTICLE III
MISCELLANEOUS

3.1.	Entire Agreement; Amendment.

                This Agreement and the documents referred to herein and to be delivered pursuant hereto (including the Unit Purchase Agreement and the Transfer Agreement) constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

3.2.	Governing Law.

                This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio as applied to contracts entered into by Ohio residents and performed entirely in Ohio, without giving effect to its principles or rules regarding conflicts of laws, other than such principles directing application of the laws of Ohio.

(5)

3.3.	Notices.

                All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or one business day after delivery by reliable overnight delivery service, or when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at its or his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 3.3:

If to AFBS:	AFBS, Inc.
c/o Tredegar Corporation
	Attention:	General Counsel
1100 Boulders Parkway
Richmond, Virginia 23225
Facsimile: (804) 330-1010

With a copy (which shall	Hunton & Williams LLP
not constitute notice) to:	Attention:	C. Porter Vaughan, III, Esq. and
R. Mason Bayler, Jr., Esq.
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
Facsimile: (804) 788-8218

If to Therics:	Therics, LLC
	Attention:	Randall R. Theken
283 East Waterloo Road
Akron, Ohio 44319
Facsimile: (330) 773-7697

With a copy (which shall	Stark & Knoll Co., L.P.A.
not constitute notice) to:	Attention:	Aaron G. Lepp, Esq.
76 South Main Street, Suite 1512
Akron, Ohio 44308-1824
Facsimile: (330) 376-6237

3.4.	Counterparts; Headings.

                This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

3.5.	Binding Effect.

This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

(6)

3.6.	Severability.

                If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

3.7.	Specific Performance.

                Therics and AFBS hereby agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]
(7)

IN WITNESS WHEREOF, each party hereto has caused this Intellectual Property Transfer Agreement to be executed in its name and, as applicable, by a duly authorized officer as of the day and year first above written.

AFBS, INC.

By:	/s/ W. Hildebrandt Surgner, Jr.

W. Hildebrandt Surgner, Jr.
Vice President

THERICS, LLC
By: Theken Orthopaedic Inc.
Its: Manager

By:	/s/ Randall R. Theken

Randall R. Theken
President
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